SENSE TECHNOLOGIES INC.

SERIES “B” 10% CONVERTIBLE SECURED PROMISSORY NOTE

Note No: 9-B	Issue Date: September 23, 2003

Name of Holder: Cynthia Schroeder	Principal Amount: $5,388.36

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED BY THE HOLDER OF THIS NOTE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Sense Technologies, Inc. (the “Company”), a Yukon corporation, with an office located at 2535 N. Carleton Avenue, Suite B, Grand Island, Nebraska, 68803, for value received, hereby promises to pay to the above named Holder the Principal Amount set out above, together with interest on the unpaid principal balance of this Series “B” 10% Convertible Secured Promissory Note. The Principal Amount shall become immediately due and payable on demand made on or after August 30, 2005 (the “Demand Date”). Payment for all amounts due under this Note shall be made by mail to the registered address of the Holder. This Note is one of an issue of the Company’s Series “B” 10% Convertible Secured Promissory Notes in the aggregate principal amount of up to $623,973.97 (the “Offering”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.
Interest. The Company shall pay simple interest at the rate of 10% per annum on the Principal Amount of the Note outstanding from time to time, calculated each calendar quarter not in advance (the “Interest”). Subject to the provisions hereof, payment of interest in respect of a calendar quarter shall be made two weeks after the end of that quarter. If payment of accrued interest in respect of one or more calendar quarters is not made in the time provided, then interest shall continue to accrue and instead be payable for the immediately following calendar quarter in the same manner. No interest is payable in respect of any portion of the Principal Amount which has been converted into common stock of the Company, or which has been repaid by the Company to the Holder.

2.
Conversion. The Noteholder may at any time prior to demand for repayment being made on or after August 30, 2005, and upon 20 days prior written Notice, convert all or a portion of the outstanding Principal Amount of the Note to the company’s no par value common stock, at the rate of one share of common stock for every $0.29 of the total principal amount. The Company, on due conversion of the Note, will issue shares of its common stock for the Principal Amount of the Note converted. Shares issued on conversion of the Note may bear a legend denoting any restrictions on transfer pursuant to applicable laws, including without limitation Rule 144 under the U.S. Securities Act of 1933.

3.
Redemption. The Note may be redeemed in whole or in part at the election of the Company upon 10 days of notice being sent to the Holder by regular mail, fax or courier, at any time after August 30, 2005 at a redemption price equal to the principal amount being redeemed, plus accrued but unpaid interest thereon. The offer to redeem the Note will be made pro-rata to all note-holders under the Offering.

4.	Grant of Security Interest.

(i)
As security for the full and timely payment of the Principal Amount and the Interest, the Company hereby grants, assigns, transfers, mortgages, pledges and charges to and in favor of the Holder, all its interest and property in all of the Company’s inventory, from time to time, of Guardian AlertTM products (the “Security Interest”).

	(ii)	The Security Interest of the Holder will rank pari-passu to the security interests of all other holders of Series “B” 10% Convertible Secured Promissory Notes issued pursuant to this Offering.

5.
Events of Default. If any of the events of default occurs (herein individually referred to as an “Event of Default”), subject to the provisions of this section, the Holder of the Note may, so long as such default condition exists, declare the entire unpaid principal and unpaid accrued interest hereon immediately due and payable. The following shall each constitute an Event of Default:

(i)
Default in the payment of any unpaid principal and unpaid accrued interest of this Note when properly due and payable in accordance with the terms of this Note provided that the Holder has provided prior notice of such default in writing to the Company and the Company has not remedied or cured such default with a period of 15 days from such notice. The Holder may not declare the unpaid principal and unpaid accrued interest due and payable unless the notice provision of this section has been complied with.

(ii)
The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceeding against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or appointment of a receiver, liquidator, assignee, trustee or any other similar official of the Company, or any substantial part of its property, or the making by it of an assignment for the benefit of the creditors or the taking of corporate action by the Company in furtherance of any such action;

	(iii)	If, within 60 days after the commencement of an action against the Company (and service or process in connection therewith on the Company) seeking any bankruptcy,

insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law, or regulation, such an action shall not have been resolved in favor of the Company or all orders or proceeding thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

6.
Assignment. Subject to the restrictions on transfer described in Section 6 herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, personal and legal representatives and permitted transferees of the parties. Furthermore, (a) the Company may not assign this Note except upon a sale of all or substantially all of its assets and (b) the Holder may only assign this Note to a person or entity that is (i) an accredited investor or unaccredited investor under applicable US securities laws and (ii) either another holder of a promissory note issued by the Company pursuant to the Offering or a person or entity reasonably acceptable to the Company. The Company may refuse to register a transfer or assignment of this Note where it has a reasonable basis to believe that such transfer or assignment does not comply with all applicable laws.

7.
Transfer of this Note. With respect to any offer, sale or disposition of this Note, the Holder will give written notice to the Company prior thereto describing briefly the manner thereof together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or disposition may be effected without registration or qualification (under any federal or state law then in effect) and that the requirement of Section 5 of this Note have been met. Upon receiving such written notice and reasonably satisfactory opinion, the Company, as promptly as is practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to Section 6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for the Company, such legend is not required in order to ensure compliance in the Act. The Company may issue stop transfer orders in connection with such restrictions.

8.
Treatment of Note. As envisioned by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

9.
Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by registered or certified mail, postage prepaid, or if delivered by a nationally recognized overnight delivery service at the respective address of the parties as set out herein. Any party hereto may by notice so given change its address for further notice hereunder.

10.
No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this note.

11.	Currency. All dollar amounts herein are in the lawful currency of the United States.

12.
No Withholding. All payments by the Company under this Note shall be made without setoff or counterclaim and be free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

13.
Legal Fees. The Company shall pay all reasonable and customary costs of collection, including reasonable attorney’s fees, incurred by the Holder, upon and after an Event of Default, in enforcing the obligations of the Company under this Note.

14.	Prepayment. The Company may not prepay interest or principal, in part or in full, at anytime without penalty.

15.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to applicable principles of conflicts of law.

16.
Modifications. None of the terms or provisions of the Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Holder and Company expressly referring to this Note and setting forth the provisions so excluded, modified or amended.

IN WITNESS WHEREOF, the Company has caused the note to be issued the date above written:

SENSE TECHNOLOGIES INC.

	Per:	/s/ Bruce Schreiner Bruce Schreiner, President

Name of Holder: Cynthia Schroeder

Address of Holder:	______________________________
______________________________
______________________________

APPENDIX “A”

CONVERSION NOTICE

TO:	Sense Technologies Inc.

The Holder hereby elects to convert $________________of the Principal Amount outstanding of the Series “B” 10% Convertible Secured Promissory Note into common shares (the “Shares”) of Sense Technologies Inc. at a price of $0.29 per share in accordance with the terms of the Series “B”10% Convertible Secured Promissory Note, and directs that the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

DATED: _________________________________

__________________________________________
(Signature of Holder or Authorized Signatory)

[where holder is not a natural person]:

__________________________________________
Name of Holder

__________________________________________
Name of person signing above

_________________________________________
Title of person signing above

Print delivery address and name in which Shares issued on conversion are to be registered:

Name: ________________________________________________________________________________

Delivery Address:	____________________________________________________

____________________________________________________

____________________________________________________